VISION CAPITAL GROUP, LLC
                                1266 Main Street
                           Stamford, Connecticut 06902
                         203-356-9282 Fax: 203-348-0506

                                                                  July 10, 1997


Mr. David Horowitz, Chairman
Intelligent Decision Systems, Inc.
88 Danbury Road
Wilton, CT 06897

Dear David:

         Reference is made to the Management and Non-Compete Agreement dated June 27, 1996 (the "Consulting Agreement") between Intelligent Decision Systems, Inc. ("IDSI") and Vision Capital Group, LLC (formerly Visys Capital Group, LLC) ("Vision"). As a result of various discussions regarding IDSI's failure to pay amounts due and owing under the Consulting Agreement and other matters thereunder, we have agreed, in settlement thereof, to terminate the Consulting Agreement upon and subject to the following terms:

         1. Termination of Agreement. Subject to the due and timely payment by IDSI to Vision of the amounts set forth in Section 2(a) below:

          (a) The Consulting Agreement shall be, and hereby is, terminated and of no further force and effect and neither party thereto shall have any further obligations or liabilities thereunder, including under the provisions of Section 4 thereof (relating to non-competition) which shall have no further applicability notwithstanding anything to the contrary contained in the Consulting Agreement.

         (b) In furtherance of the foregoing, each of IDSI and Vision hereby releases the other (and their respective members, stockholders, directors, officers, employees and agents) from any and all debts, liabilities, covenants, representations, obligations, claims, demands, lawsuits, losses, costs and expenses arising out of the Consulting Agreement or the performance or non-performance thereof, except as otherwise provided in this Agreement; it being understood and agreed that this Agreement shall not in any way be subject to such release.

         2. Payments to Vision. In consideration of and notwithstanding the aforesaid termination of the Consulting Agreement, IDSI shall pay to Vision the following:

         (a) On or before July 14, 1997, IDSI shall pay to Vision an amount equal to any and all "Vision System Payments" (represented by IDSI to be $8,000) which would otherwise have been payable to Vision under Section 3.2 of the Consulting Agreement (but for the termination of same) for any and all periods up to and including June 30, 1997. Such payment shall include an accounting of the calculation and basis for such payment and Vision shall be entitled to examine IDSI's books and records for verification of same.

         (b) IDSI shall pay to Vision an aggregate of $406,764 payable in monthly installments as follows:

                  (i) Six (6) monthly installments of $11,838 each shall be due and payable on July 31, 1997 and on the last day of each consecutive month thereafter through and including December 31, 1997; provided, however, that IDSI shall have the option, upon at least 10 days prior written notice to Vision, to defer such payment(s) to January 15, 1998 whereupon all such deferred payments shall be made together with a
                           deferral  fee  of  $2,960  for  each  such   deferred
                           payment;

                  (ii) Thirty-six (36) monthly installments of $9,326 each shall be due and payable on January 31, 1998 and on the last day of each consecutive month thereafter through and including December 31, 2000;

                  (iii) IDSI shall have the right to prepay the aforesaid installments, in whole but not in part, at any time upon at least 10 days prior written notice to Vision, in an amount which is the present value of the then remaining outstanding payments (using a discount rate of 10% per annum in computing such present value); it being understood that any election by IDSI to prepay as aforesaid shall be irrevocable; and

                  (iv) The foregoing payment obligations of IDSI shall be evidenced by a promissory note in the form attached hereto as Exhibit A which shall be issued simultaneously herewith by IDSI to Vision.

         (c) IDSI shall also pay to Vision two percent (2%) of the invoice price (if for sale, IDSI's or its subsidiary's invoice price to its customer, or if for lease, the invoice price for financing purposes with IDSI's or its subsidiary's lender) for each Vision and/or Focus System (as more particularly described on Schedule I hereto) sold or leased (whether through IDSI's subsidiary, Neptune Technology Leasing Corp., or any other leasing or financing company) to customers (including wholesale customers such as leasing companies or other intermediaries who lease or otherwise provide such systems to their customers) of IDSI and/or of any of its affiliates (including Digital Sciences, Inc.) during the four
                  (4) year period from and after July 1, 1997. Such payments shall be made on a monthly basis on or before the tenth (10th) day of the month for sales made and/or leases funded during the immediately preceding month. Each such payment shall be accompanied by an accounting of the computation and basis for such payment and Vision shall have the right to examine IDSI's (and its affiliates') books and records to verify such payment and accounting.

         3. Security Agreement.  The payment obligations of IDSI to Vision under
Section 2 above shall be secured by a lien and security interest in favor of Vision, all as more particularly described (including IDSI's right to require Vision to subordinate such lien and security interest in the case of certain financing events as specified) in the form of Security Agreement attached hereto as Exhibit B which shall be executed and delivered simultaneously herewith by IDSI and Vision.

         4. Warrant Amendment. The Warrant to purchase 750,000 shares of Common Stock of IDSI issued by IDSI to Vision pursuant to the Consulting Agreement shall be amended to reduce the exercise price thereunder from $4.00 to $2.00 per share pursuant to an Amendment in the form of Exhibit C hereto which shall be issued by IDSI to Vision simultaneously herewith. As so modified, said Warrant shall continue in full force and effect notwithstanding the termination of the Consulting Agreement.

         5. Miscellaneous.

          (a) Any notice, request, instruction or other document to be given hereunder shall be in writing, and except as otherwise provided for herein, shall be delivered personally, or sent by registered or certified mail to the parties at their respective addresses set forth on the first page hereof or to such other address as either of the parties hereto may hereinafter designate in writing to the other party hereto.

        (b) After the date hereof, each of the parties hereto, at the reasonable request of the other, will take such action and execute and deliver such further documents and instruments as may be necessary to assure complete and full and effective consummation of the transactions contemplated hereunder.

         (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth above, nothing in this Agreement expressed or implied is intended to confer upon any persons, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason thereof.

         (d) This Agreement cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom the enforcement of any waiver, change, discharge or termination is sought. This Agreement contains the entire understanding between the parties with respect to the transactions covered hereby.

         (e) In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

         (f) This Agreement will be construed and governed in accordance with the laws of the State of Connecticut, without giving effect to the conflict of laws provisions thereof.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (h) Each of the parties hereto represents and warrants that this Agreement has been duly authorized by all requisite corporate and other action including, in the case of IDSI, approval of the Board of Directors of IDSI with authorization for David Horowitz to execute this Agreement on its behalf.

         Please acknowledge and confirm your agreement with, and acceptance of, this Agreement by executing same below whereupon it shall become the binding agreement of the parties hereto.


                                             Very truly yours,

                                             VISION CAPITAL GROUP, LLC


                                          By
                                              --------------------------
                                              Stephen M. Chaleff

                                          Title   Member
                                                ------------------------




ACCEPTED AND AGREED TO:

INTELLIGENT DECISION SYSTEMS, INC.


By   /s/  David Horowitz
  ------------------------------------
Title     Chairman
      --------------------------------
Date      7/11/97
     ---------------------------------

                                   SCHEDULE I


Vision and focus systems as currently manufactured and marketed by IDSI and subsidiaries and third parties using the nomenclature "Vision" and "Focus" together with all upgrades, modifications, enhancements and replacements hereafter created whether or not called "Vision" and "Focus"

                                   Exhibit B
                               Security Agreement


                               SECURITY AGREEMENT

THIS IS A SECURITY AGREEMENT  made this 10th day of July, 1997 by and between


VISION CAPITAL GROUP, LLC
a Delaware limited liability company with an office at
1266 Main Street
Stamford, Connecticut 06902                                          ("Lender")

INTELLIGENT DECISION SYSTEMS, INC.
a Delaware corporation
with an office at
88 Danbury Road
Wilton, Connecticut 06897                                          ("Borrower")


                                   WITNESSETH:


         WHEREAS, Borrower is this date entering into a letter agreement with Lender (the "Agreement") pursuant to which, among other things, Borrower has agreed to make certain payments to Lender and, to evidence certain of such payments, is issuing to Lender Borrower's Secured Promissory Note in the principal amount of $406,764 (the "Note");

         WHEREAS, as an inducement to Lender to accept the Agreement and the Note (collectively the "Payment Documents"), Borrower has agreed to grant to Lender a security interest and lien upon the assets of Borrower and its subsidiaries who are or are required to become signatories to this Security Agreement (collectively with Borrower, jointly and severally the "Debtor"), all as herein provided.

         NOW, THEREFORE, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

         Section 1.        Security Interests; Subordination.

                  1.1      Creation of Security Interest.

         As security for the payments due from Borrower to Lender under the Payment Documents and the performance by Borrower of its obligations under this Agreement the Debtor hereby gives and grants to Lender a security interest in the collateral described herein. The Collateral includes all accounts, account and lease receivable, leases, sales contracts and other agreements calling for the lease or sale of Vision and/or Focus Equipment (as defined on Schedule A hereto), all rights to receive payment under any of the foregoing and all instruments, notes, chattel paper and other evidences of payment relating thereto now existing or hereafter entered into or acquired by any of Borrower, Digital Sciences, Inc., Neptune Technology Leasing Corp. and/or any present or future subsidiaries of any of the foregoing and all Vision and Focus Equipment underlying or the subject of any of the foregoing. Lender agrees and acknowledges that its interest in the Collateral is subordinate to existing senior liens payable in full out of rentals under leases constituting Collateral and to the right of "quiet enjoyment" on the part of lessees and customers of Vision and/or Focus Equipment.

         1.2      Subordination.

         In the event that Borrower, in the ordinary course of its business for purposes of raising funds to operate and/or expand its business and/or to purchase or otherwise acquire additional assets and/or other business (including by merger, stock or asset acquisition or otherwise), determines from time to time to raise such funds through a third party financing requiring a subordination of Lender's security interest in any of the Collateral, Lender agrees, upon reasonable notice thereof (including a description of the terms thereof and a copy of the documentation evidencing same) from such third party financing source, to subordinate its security interest hereunder to such third party financing lien so long as the terms of such financing are fair and reasonable and consistent with industry practice.

         The foregoing subordination obligations and provisions shall include and apply to financing transaction(s) hereinafter entered into, with, or arranged by Mid America Venture Capital Fund and/or its affiliates.

         Section 2.        Representations and Warranties and Covenants.

         Borrower represents and warrants to Lender as of the date hereafter that:

                  2.1      Organization, Charter, Laws and Capitalization.

         (A) Borrower is a duly organized and validly existing corporation under the laws of the State of Delaware;

and

         (B) The execution, delivery and performance of this Agreement are within each Debtor's corporate powers, have been duly authorized, are not in contravention of any law or any terms of any Debtor's charter or by-laws or other incorporation papers or any agreement or undertaking to which any Debtor is a party.


                  2.2      Payments.

         Borrower shall pay punctually any and all of the payments, when due, as required by the terms of the Payment Documents.

                  2.3      Preservation of Collateral.

         Borrower shall, and shall cause each other Debtor (as applicable), to:

         (A) Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused;

         (B) Perfect a security interest (using a method satisfactory to Lender) in goods covered by any instrument, document or chattel paper in the Collateral.

         (C) Execute and agree to be bound by the terms and provisions of this Security Agreement.


         Section 3.        Events of Default - Acceleration.

         The Note shall, at the sole option of Lender, be immediately due and payable, without notice or demand, upon the occurrence of any of the following, (hereinafter, "Events of Default"): Default in the payment, when due or payable, of any installments or other amounts due under the Payment Documents, which default continues for a period of ten (10) days.

         Section 4.        Remedies on Default: Provision re Collateral, Etc.

         If an Event of Default shall have occurred, Lender may accelerate and declare to be immediately due and payable all obligations under the Payment Documents and may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained therein or in any other document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted thereby law, equity or otherwise.

         Without limitation of any rights and remedies of Lender as a security party under the Uniform Commercial Code and any rights or remedies set forth herein or in any other document, if an Event of Default shall exist hereunder, Lender shall have all of the following rights and remedies with respect to the Collateral or any portion thereof:

                  (i) Lender may at any time and from time to time with judicial process where legally required and the aid or assistance of others, enter upon any premises in which any of the Collateral may be located and, without resistance or interference by any Debtor, take possession of the Collateral and/or dispose of any part of all of the Collateral on any such premises; and/or require Debtor to assemble and make available to Lender, at the expense of Borrower, any part or all of the Collateral at any place or time designated by Lender which is convenient to Lender, and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof, and/or sell, resell, lease, assign and deliver, grant option for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such persons as Lender shall deem best, all without demand for performance or any notice or advertisement whatsoever, except that unless any of the Collateral shall be perishable or is of a type that can decline speedily in value, the Debtor shall be given five business days' notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Borrower hereby agrees shall be deemed reasonable notice thereof. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and in such event Lender may resell such Collateral. Lender may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is subject of widely distribute standard price quotations Lender may buy at private sale and may make payment therefor by application of all or a part of the Payment Documents;

                  (ii) Lender may, in Lender's discretion, apply the cash proceeds from any sale or other disposition of the Collateral, first, to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and otherwise disposing of such Collateral, to reasonable appraisal, accounting and attorneys' fees and all legal expenses, travel and other expenses which are to be paid or reimbursed to Lender, pursuant hereto or pursuant to any other document, (provided, however, that Lender may not apply said proceeds against any such costs and expenses incurred by Lender during the first fifteen days after the Event of Default giving rise thereto) second, to all accrued interests, fees and charges outstanding with respect to the Note in such order, as Lender shall determine, third, any surplus to any other secured parties having an interest in the Collateral known to Lender in accordance with their interests, and fourth, any surplus to the Debtor or other party entitled thereto; provided, however, that Borrower shall remain liable with respect to unpaid portions of the Payment Documents and will pay Lender on demand any deficiency remaining together with interest thereon. Notwithstanding any of the foregoing, Lender shall have no liability to marshall assets for the benefit of any other creditor, or be subject to any restrictions with respect to the liquidation or other disposal of the Collateral.

                  (iii) Effective upon an Event of Default, subject to the rights and prior approval (which shall not be unreasonably withheld) of any third party financing source to whom Lender has become subordinated under
Section 1.2 hereof, Lender is hereby granted by each Debtor the irrevocable right and interest to collect and receive proceeds and revenues of the Collateral, to endorse such Debtor's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security with respect to the Collateral; to sign such Debtor's name on an invoice or bill of lading or other document relating to the Collateral, and on notices of assignment, financing statements and other public records; to do any act which such Debtor is obligated to do under the terms and conditions of this Agreement; to exercise such rights as such Debtor might exercise and to do all other things necessary to enforce and carry out Lender's rights and remedies under this Agreement.

During the term of the Note, each Debtor shall give Lender periodic (no less often than monthly) reports of all leases, sales agreements and other agreements constituting Collateral hereunder. Such reports shall include the identify and address of each lessee, buyer or other party thereto, the description and location of all Equipment covered thereby and the payment terms under each such agreement.

         Section 5.        Cumulative Remedies: No waivers, Etc.

         No right, power or remedy granted to Lender in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights, power or remedies referred to in this Agreement or otherwise available to Lender at law or in equity; and the exercise or beginning of exercise by Lender of any one or more of such rights, powers or remedies, shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies. No waiver by, nor any failure or delay on the part of Lender in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof shall in any way be, or be construed to be, a waiver of such covenants in any other instance or to prevent Lender's rights to later require the strict performance or observance of such covenants or conditions, or otherwise prejudice Lender's rights, power or remedies.

         Section 6.        Partial Invalidity: Waivers.

         6.1 If any term or provision of this agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable by reason of any applicable law, the remainder of this Agreement, or application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. To the full extent, however, that the provisions of any such applicable law may be waived, they are hereby waived by Borrower.

         6.2 To the extent permitted by applicable law, Borrower hereby waives protest, notice of default or dishonor, notice of payments and nonpayments, or of any default.

         Section 7.     Further Assurances Possession of Collateral: Custodians.

         Borrower will deliver, and will cause each other Debtor to deliver, to Lender such financing statements and other instruments constituting or evidencing items of the Collateral, as may be requested by Lender, to better assure it with respect to the security interests granted to it pursuant to this Agreement. Borrower will execute and deliver, and cause to be executed an delivered, such other and further instruments and/or documents as Lender shall require to implement and carry out the transaction described herein.

         Section 8.        Failure to Perform.

         If Borrower shall fail to observe or perform any of the covenants hereof, Lender may pay amounts or incur liabilities to remedy or attempt to remedy any such failure and all such payments made and liabilities incurred shall be for the account of Borrower, and consequently, and all such amounts shall be repaid by Borrower on demand. The provisions of this Section and any such action by Lender shall not prevent any default in the observance or performance of any covenant hereof constituting an Event of Default hereunder.

         Section 9.        Notices, Etc.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly delivered if mailed, postage prepaid, by first class registered mail, return requested, or by any nationally recognized receipted delivery or courier service, to the respective address of the parties set forth at the head of this Agreement or at such other address as may have been furnished by either party to the other.

         Section 10.       Amendments and Waivers.

         This Agreement may not be changed, waived, discharged or terminated, except by writing signed by the party to be charged.

         Section 11.       Miscellaneous.

         11.1 This Agreement shall be deemed a security agreement within the meaning of the Connecticut Uniform Commercial Code. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Connecticut. Borrower and Lender hereby consent to the jurisdiction of the courts of the State of Connecticut and to be bound by the decisions of the courts of the State of Connecticut. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforced by the respective successors and assigns of the parties hereto, whether so expressed or not, and other holder or holders at the time of the Note. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and by the several partied hereto in separate counterparts, but all of which together shall constitute one and the same instrument.

         11.2 This Agreement shall not be relied upon by any third party. Without limiting the foregoing, Lender shall have no liability to any party whatever (including, without limitation, Borrower, any other Debtor or anyone conducting business with any of the foregoing) in the event Lender, for any reason and at any time, exercise its rights under this Agreement.

         Section 12.       Release.

         Upon full payment and satisfaction of the Payment Documents and upon termination of this Agreement by Lender, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the payments due thereunder. Notwithstanding the foregoing, in the event any payment is recovered from Lender in whole or in part, as a result of any insolvency proceedings or otherwise, the rights, benefits and security interests of Lender under this Agreement shall remain in full force and effect as to any and all of such recovered sums.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day first above mentioned.


INTELLIGENT DECISION SYSTEMS, INC.(Debtor)     DIGITAL SCIENCES, INC.(Debtor)

BY:__________________________________          BY:__________________________

ITS; ________________________________          ITS:_________________________


VISION CAPITAL GROUP, LLC                      NEPTUNE TECHNOLOGY LEASING, CORP.
                                               (Debtor)

BY:__________________________________          BY:__________________________

ITS:_________________________________          ITS:_________________________

                                   SCHEDULE A



                  Vision and focus systems as currently manufactured and marketed by IDSI and subsidiaries and third parties using the nomenclature "Vision" and "Focus" together with all upgrades, modifications, enhancements and replacements hereafter created whether or not called "Vision" and "Focus"

                                    Exhibit C

                           AMENDMENT TO WARRANT NO. 6





Reference is made to that certain Warrant No. 003 to purchase 750,000 shares of common stock of Intelligent Decision Systems, Inc. issued to VISYS Capital Group, LLC on June 28, 1996.

Intelligent Decision Systems, Inc., hereby amends the foregoing Warrant as follows: The purchase price in said Warrant is hereby changed from "$4.00 per share" to "$2.00 per share". All other terms and conditions remain in full force and effect.

The undersigned represents and warrants that this Warrant Amendment has been duly authorized by all requisite corporate and other action including approval of the Board of Directors of Intelligent Decision Systems, Inc. for David Horowitz to execute this revision on its behalf.


                                             Intelligent Decision Systems, Inc.


Attest:
                                             By_____________________________
_________________________                       David Horowitz, Chairman

                                             Date___________________________

                                       -6-